UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2012

OUTDOOR CHANNEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 103

Temecula, California 92590

(Address of principal executive offices, including zip code)

(951) 699-6991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2012, Outdoor Channel Holdings, Inc., a Delaware corporation (“Outdoor Channel”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with InterMedia Outdoors Holdings, LLC, a Delaware limited liability company (“IMOH”), InterMedia Outdoor Holdings, Inc., a Delaware corporation (“Parent”), Outdoor Merger Sub, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“InterMedia Sub”), and Outdoor Merger Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Outdoor Channel Sub”). Under the terms of the Merger Agreement, at the closing, (i) Outdoor Channel Sub will merge with and into Outdoor Channel, with Outdoor Channel as the surviving corporation (the “Outdoor Channel Merger”), and (ii) InterMedia Sub will merge with and into IMOH, with IMOH as the surviving limited liability company (the “IMOH Merger” and, together with the Outdoor Channel Merger, the “Mergers”). As a result of the Mergers, Outdoor Channel and IMOH will become wholly-owned subsidiaries of Parent, which is expected to be listed for trading on NASDAQ.

In connection with the announcement of the transaction, the Board of Directors of Outdoor Channel (the “Outdoor Channel Board”) has approved a $0.25 per share cash dividend payable to holders of record as of the close of business on November 27, 2012, which will be paid on or about December 7, 2012.

Upon the consummation of the Outdoor Channel Merger, subject to the terms of the Merger Agreement which has been unanimously approved by the Outdoor Channel Board, each share of Outdoor Channel common stock issued and outstanding immediately prior to the effective time of the Outdoor Channel Merger will be converted into the right to receive, pursuant to an election made by each stockholder, either (x) $8.00 in cash, without interest (the “Cash Election Consideration”), (y) one share of Parent common stock (the “Stock Election Consideration”) or (z) a combination of (A) $4.46 in cash, without interest, and (B) that portion of a share of Parent common stock equal to 0.443 (the “Mixed Election Consideration”), subject to adjustment and withholding as set forth in the Merger Agreement. The Cash Election Consideration and the Stock Election Consideration are subject to proration to ensure that an aggregate of $115 million in cash and approximately 32.4% of the outstanding Parent common stock is issued to the former holders of Outdoor Channel common stock. InterMedia Partners VII, L.P. (“IM”) and the other former holders of IMOH will receive the remaining 67.6% of the Parent common stock in the IMOH Merger, and following the Mergers, IM will hold a majority of the outstanding Parent common stock.

Consummation of the Mergers is subject to certain conditions, including, among others, adoption of the Merger Agreement by the Outdoor Channel stockholders, certain regulatory approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), effectiveness of the Registration Statement on Form S-4 to be filed by IMOH with the SEC, authorization of the Parent common stock issuable as consideration with respect to the Mergers for listing on NASDAQ (or similar stock exchange), approval of the Federal Communications Commission of the transfer of Outdoor Channel’s FCC licenses in connection with the transaction, no material adverse change in Outdoor Channel or IMOH and other customary closing conditions.

IMOH has entered into binding commitment letters dated November 15, 2012 for $150 million in financing from CIT Communications, Media & Entertainment to be provided through a combination of a new $140 million term loan and a new $10 million revolving credit facility. Proceeds from the financing will be used to, among other things, facilitate the Mergers and specifically to: (i) pay the cash portion of the merger consideration, (ii) refinance certain existing indebtedness of IMOH and its subsidiaries and (iii) pay related transaction fees and expenses. The commitments are subject to certain conditions, including, among others, there not having occurred after December 31, 2011 a material adverse change in (i) Outdoor Channel and its subsidiaries, taken as a whole or (ii) IMOH and its subsidiaries, taken as a whole (giving pro forma effect to the transactions contemplated by the Merger Agreement).

Outdoor Channel is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to stockholder approval of the Outdoor Channel Merger, the no-shop provision is subject to a customary “fiduciary out” provision that allows Outdoor Channel, under certain circumstances, to provide information to and to participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the Outdoor Channel Board has determined is, or would reasonably be expected to result in, a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for Outdoor Channel and IMOH. Upon termination of the Merger Agreement under specified circumstances, Outdoor Channel will be required to pay IMOH a termination fee of $6.5 million. The Merger Agreement also provides that IMOH will be required to pay Outdoor Channel a reverse termination fee of $9 million under certain circumstances specified in the Merger Agreement.

Immediately following the consummation of the Mergers, the Board of Directors of Parent will be divided into three classes and will be comprised of nine individuals, five of whom will be designed by IMOH, three of whom will be designated by Outdoor Channel and Thomas Hornish, who will serve as the Chief Executive Officer of Parent. One Outdoor Channel designee will initially serve on each of the three classes. The Outdoor Channel designees will be Perry T. Massie, David D. Merritt and T. Bahnson Stanley. Peter Kern, who will serve as the Executive Director of Parent, Jerome Letter and Alan Sokol and two other directors to be determined by IMOH will serve as the IMOH designees.

Concurrently with the execution of the Merger Agreement, Thomas H. Massie, Perry T. Massie and certain of their affiliated entities (the “Massie Parties”), the members of the Outdoor Channel Board and the executive officers of Outdoor Channel, representing approximately 41% of the outstanding Outdoor Channel common stock, entered into support agreements with Parent pursuant to which such parties agreed, among other things, to vote their shares of Outdoor Channel common stock in favor of the adoption of the Merger Agreement and the approval of the Outdoor Channel Merger.

Concurrently with the execution of the Merger Agreement, Parent, IM and the Massie Parties entered into a registration rights agreement pursuant to which, after the consummation of the Mergers, IM and the Massie Parties will, among other things and subject to the terms and conditions set forth therein, have certain rights to require Parent to file a registration statement with the SEC with respect to their Parent common stock.

Additionally, the Massie Parties and Tom Hornish have entered into a lock up agreement with IM and Parent, pursuant to which the Massie Parties and Tom Hornish are, subject to certain exceptions, restricted from transferring all or any portion of their shares of Parent during the period commencing on the consummation of the Mergers and ending six months later. Such restrictions also apply to IM for a period of 12 months after consummation of the Mergers.

The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Mergers that will be contained or incorporated by reference in a proxy statement/prospectus included in a Registration Statement on Form S-4 that Parent will be filing with the SEC in connection with the Mergers, as well as in the Forms 10-K, Forms 10-Q and other filings Outdoor Channel makes with the SEC. The representations and warranties contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Merger Agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Outdoor Channel and IMOH or any of their respective subsidiaries or affiliates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution of the Merger Agreement, each of Thomas D. Allen, Thomas E. Hornish Catherine C. Lee (each, an “Executive”) entered into an Assumption, Acknowledgment and Amendment Agreement with Outdoor Channel and Parent (the “Amendment Agreement”). The Amendment Agreement will become effective as of the consummation of the Mergers, except that certain amendments for tax purposes made to each Executive’s current employment agreement with Outdoor Channel (each, an “Employment Agreement”) became effective upon the execution of the Amendment Agreement.

Pursuant to the terms of the Amendment Agreements and effective as of and contingent upon the Closing (as defined in the Merger Agreement), Parent will assume each Executive’s Employment Agreement and will assume all of Outdoor Channel’s rights and obligations under each Employment Agreement. Each executive agrees that he or she will not be entitled to claim a termination for “Good Reason” (as such term is defined in such Executive’s Employment Agreement) on account of the Mergers or such Executive’s role and responsibilities with Parent as of the Closing, or such Executive’s position, reporting relationship, compensation or other employment terms all as in effect as of the Closing and that any purported termination for Good Reason must relate to a change from the terms of such Executive’s employment in effect as of the Closing. Additionally, Mr. Hornish agrees to waive certain provisions in his Employment Agreement relating to his right to equity acceleration following a qualifying termination of his employment.

As consideration for entering into the Amendment Agreement, each Executive will be granted options and either restricted stock or restricted stock units covering shares of Parent’s common stock as follows: (i) for Mr. Hornish, an option to purchase 375,000 shares of Parent’s common stock and restricted stock or restricted stock units covering 50,000 shares of Parent’s common stock, (ii) for Mr. Allen, an option to purchase 350,000 shares of Parent’s common stock and restricted stock or restricted stock units covering 35,000 shares of Parent’s common stock and (iii) for Ms. Lee, an option to purchase 100,000 shares of Parent’s common stock and restricted stock or restricted stock units covering 10,000 shares of Parent’s common stock (collectively, the “Equity Awards”). The Equity Awards will be granted immediately following the Closing and the per share exercise price of the option grants will equal the fair market value of a share of Parent common stock on the grant date. The Equity Awards will be scheduled to vest over three (3) years with 1/12th of the shares subject to the Equity Awards scheduled to vest on each of the first four (4) quarterly anniversaries of the grant date and the remaining shares scheduled to vest as to 1/3 of the shares subject to the Equity Awards on each of the second and third anniversaries of the grant date, such that the Equity Awards will be fully vested on the third anniversary of the grant date, subject to such Executive’s continued employment with Parent through each applicable vesting date. Notwithstanding the foregoing vesting schedule, if an Executive’s employment with Parent is terminated without Cause (as such term is defined in the Executive’s Employment Agreement) or if an Executive terminates his or her employment for Good Reason, and in either event such termination occurs on or after the first anniversary of the Closing, the vesting of his or her Equity Awards will accelerate such that such Executive will be immediately vested on a cumulative basis as of the date of his or her termination of employment in the Applicable Percentage of the Equity Awards. For purposes of the Amendment Agreement, the “Applicable Percentage” means the quotient obtained by dividing the number of days continuously employed with Parent from the Closing through and including the date of termination of employment, by 1,095.

Item 8.01 Other Events

On November 15, 2012, Outdoor Channel issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 15, 2012, by and among InterMedia Outdoor Holdings, Inc., Outdoor Merger Sub, LLC, Outdoor Merger Corp., Outdoor Channel Holdings, Inc., and InterMedia Outdoors Holdings, LLC

99.1	Press Release, issued by Outdoor Channel, Holdings, Inc., dated November 15, 2012

Safe Harbor Statement

Certain matters discussed in this Current Report on Form 8-K, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors, in addition to those risk factors disclosed in Outdoor Channel’s current and periodic reporting filed with the SEC and those discussed in “Risk Factors” in the S-4 to be filed by Parent with the SEC at a future date and in the documents which are incorporated by reference therein, could affect the future results of Outdoor Channel and IMOH, and of the combined company after the consummation of the mergers, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements, including but not limited to:

•	failure of Outdoor Channel stockholders to adopt the merger agreement;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that required consents will not be obtained;

•	the risk that the combined company following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or the mergers; and

•	disruption from the mergers making it more difficult to maintain certain strategic relationships.

Outdoor Channel and IMOH also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Outdoor Channel and IMOH undertake no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and IMOH. In connection with the proposed transaction, Parent will file with the SEC a Registration Statement on Form S-4 that includes the preliminary proxy statement of Outdoor Channel and that will also constitute a prospectus of Parent. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Parent may not sell the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form S-4 filed with the SEC becomes effective. The preliminary proxy statement/prospectus and this press release are not offers to sell Parent securities and are not soliciting an offer to buy Parent securities in any state where the offer and sale is not permitted.

The definitive proxy statement/prospectus will be mailed to stockholders of Outdoor Channel and holders of equity interests in IMOH . OUTDOOR CHANNEL AND IMOH URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and proxy statement/prospectus (when available) and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained on Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the acquisition. A description of the interest of Outdoor Channel’s directors and executive officers in Outdoor Channel is set forth in the proxy statement for Outdoor Channel’s 2012 annual meeting of stockholders, which was filed with the SEC on April 19, 2012. Details of any benefits in connection with the proposed transaction will also be described in the definitive proxy statement/prospectus (when available). You can find information about Outdoor Channel’s executive officers and directors in its annual report on Form 10-K filed with the SEC on March 9, 2012. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.

Date: November 16, 2012	/s/ Catherine C. Lee
Catherine C. Lee
Exec. VP, General Counsel and Corporate Secretary

1

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated November 15, 2012, by and among InterMedia Outdoor Holdings, Inc., Outdoor Merger Sub, LLC, Outdoor Merger Corp., Outdoor Channel Holdings, Inc. and InterMedia Outdoors Holdings, LLC

99.1	Press Release, issued by Outdoor Channel Holdings, Inc., dated November 16, 2012

2